Exhibit 99.1

Allarity Granted Hearing Before Nasdaq Panel to Present Plan
of Regaining Compliance

Boston (June 27, 2024) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments, today announced that it received notice from the NASDAQ Stock Market (“NASDAQ”) that it was granted a hearing before a Nasdaq Hearings Panel (the “Panel”).

This upcoming hearing, occurring in approximately 5 weeks, is scheduled for the Company to present its plan for regaining compliance following Nasdaq’s notification, disclosed in Allarity’s Form 8-K filed with the SEC on June 21, 2024, of Allarity’s non-compliance with Nasdaq Listing Rule 5550(a)(2), also known as the Bid-Price Rule. This rule requires that a company’s stock maintain a minimum bid price of $1.00 per share for at least 30 consecutive business days.

As previously disclosed in Allarity’s preliminary proxy statement filed with the SEC on June 21, 2024, Allarity intended to appeal the determination, and the Company’s request for hearing was formally submitted on June 25, 2024.

Allarity now intends to proceed through the hearings appeal process with Nasdaq.

The Company has already started preparing diligently for the hearing, with a preparation schedule in place to ensure thorough readiness.

The Company plans to issue an update on the Nasdaq hearings process as soon as substantive updates are available.

Allarity Therapeutics, Inc.    I    24 School Street, 2nd Floor    I    Boston, MA    I    U.S.A.    I    NASDAQ:    ALLR    I    www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/Tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the risks associated with maintaining compliance with Nasdaq’s continued listing requirements, the potential outcomes of the Nasdaq hearings appeal process, the Company’s ability to present a successful plan for regaining compliance, and other risks inherent in Allarity’s business. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with maintaining compliance with Nasdaq’s continued listing requirements, the potential outcomes of the Nasdaq hearings appeal process, the trading price of Allarity’s shares of common stock may be volatile, the risk that the Company may not be able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for stenoparib or any of our other therapeutic candidates and companion diagnostics or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, and the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement filed on April 17, 2024, and our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc.    I    24 School Street, 2nd Floor    I    Boston, MA    I    U.S.A.    I    NASDAQ:    ALLR    I    www.allarity.com